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EXHIBIT 10.26

EXHIBIT A TO SEVERANCE AGREEMENT

RELEASE AND WAIVER OF CLAIMS AGREEMENT

    THIS AGREEMENT is made and entered into this      day of            ,      by and between In Focus Systems, Inc., an Oregon corporation (the "Company") and            ("      ") in order to fully and completely resolve any and all issues that       might have in connection with the Company.

    NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein and as a pre-condition of      's receipt of Severance under Paragraph 2 of the Severance Agreement dated            , (the "Severance Agreement") the parties agree as follows:

    1.  Separation.        shall have no further job responsibilities at the Company after             .

    2.  Pay.

        2.1  Wages.  The Company has paid      all wages owed through                   .

        2.2  Severance Pay.  Under the terms of the Severance Agreement the Company will begin payments of severance pay after      executes and delivers this Agreement to the Company and the revocation period under this Agreement expires.

        2.3  Withholdings.  All sums paid to      under this Section 2 shall be subject to the customary withholding of federal and state income tax and other deductions required by law, or otherwise authorized, with respect to compensation paid by a corporation to an employee.

        2.4  Payment in Full.        acknowledges that, other than the severance to be paid under this agreement, the Company has paid him/her in full any and all sums due related to his employment.

        3.  Benefits.              's benefits shall cease as of            , provided, however, if eligible and in accordance with applicable law,      shall be entitled to participate in the COBRA benefit continuation program at his/her own cost.

    4.  Release.  In exchange for the benefits contained in the Severance Agreement, on behalf of himself/ herself and his/her marital community, heirs, executors, administrators and assigns,            waives, acquits and forever discharges the Company from any and all claims              may have against it.            hereby releases the Company and its past and present affiliates, subsidiaries, predecessors, successors and assigns, and its past and present shareholders, officers, directors, employees, agents and insurers, from any and all claims, demands, actions, or causes of action, liabilities or damages, of every kind and nature whatsoever, whether known or unknown, arising from or related in any way to            ' employment or termination of employment, past or future failure or refusal to employ             by the Company, or any other past or future claim based on any act occurring to date of this Agreement (except as reserved by this Agreement or where expressly prohibited by law) that relates in any way to            ' employment, compensation, benefits, reemployment, and/or relationship with the Company, with the sole exception of any claim            may have against the Company for enforcement of this Agreement and the Severance Agreement. This release includes any and all claims, direct or indirect, which might otherwise be made under any applicable local, state or federal authority or law, including by way of example and not limitation, any claim arising under the Oregon laws dealing with employment or contract, including wages, hours, discrimination, civil rights and Oregon Revised Statutes Chapters 652, 653 and 659, any federal claims, including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, other Federal Civil Rights Acts, the Americans With Disabilities Act, the Age Discrimination in Employment

Act, including the Older Workers Benefit Protection Act, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, the National Labor Relations Act, Executive Order 11246, the Rehabilitation Act of 1973, the Vietnam Era Veterans Readjustment Assistance Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, all as amended, any regulations under such authorities, and any applicable statutory, contract, tort, or common law theories.

                acknowledges that there is a risk that subsequent to the execution of this Agreement or after the execution of the Severance Agreement he/she will discover claims that were unknown or unanticipated at the time this Agreement or the Severance Agreement was executed, which claims, if known upon the execution of this Agreement or the Severance Agreement, might have materially affected his/her or its decision to execute this Agreement or the Severance Agreement.      hereby expressly assumes the risk of such unknown and unanticipated claims and agrees that this Agreement applies to all such claims. The provisions of any law, regulation, statute or ordinance providing in substance that releases shall not extend to claims, damages or injuries which are unknown or unsuspected to exist at the time to the person executing such release are hereby expressly waived.

          ACKNOWLEDGES AND AGREES THAT THROUGH THIS RELEASE HE/SHE IS GIVING UP ALL RIGHTS AND CLAIMS OF EVERY KIND AND NATURE WHATSOEVER, KNOWN OR UNKNOWN, CONTINGENT OR LIQUIDATED, THAT HE/SHE MAY HAVE AGAINST IN FOCUS SYSTEMS, INC., AND THE OTHER PERSONS NAMED ABOVE, EXCEPT FOR THE RIGHTS SPECIFICALLY EXCLUDED ABOVE.

    5.  Non-Disparagement.        agrees to not make any derogatory remarks of any nature whatsoever at any time about the Company, its past or present employees or its products either, publicly or privately, unless required by law, after the date of this Agreement.

    6.  Non-Admission of Liability.  This Agreement shall not be construed as an admission by the Company of any liability to      , breach of any agreement between the parties, and violation by the Company of any law, statute or regulation.

    7.  Employee Proprietary Rights and Confidentiality Agreement.        acknowledges and reaffirms his obligations under the            [Fill in title of Confidentiality Agreement] executed by him/her in conjunction with his/her employment at the Company. The terms of such Agreement are hereby incorporated herein and made a part of this Agreement.      agrees to strictly comply with such terms.

    8.  Return of Property.        agrees to and hereby represents that he/she has returned to the Company all of the Company's property in his/her possession or under his/her control.

    9.  Miscellaneous.

        9.1  Entire Agreement.  This document is the entire, final and complete agreement and understanding of the parties with respect to the subject matter hereof and, other than the            [Fill in title of Confidentiality Agreement] and the Severance Agreement entered into between the parties (which remain in full force and effect unless specifically modified by this or the other named Agreements), supersedes and replaces all written and oral agreements and understandings heretofore made or existing by and between the parties or their representatives with respect thereto.

        9.2  Waiver.  No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

        9.3  Binding Effect.  All rights, remedies and liabilities herein given to or imposed upon the parties shall extend to, inure to the benefit of and bind, as the circumstances may require, the parties and their respective heirs, personal representatives, administrators, successors and permitted assigns.

        9.4  Amendment.  No supplement, modification or amendment of this Waiver and Release of Claims Agreement shall be valid, unless the same is in writing and signed by all parties hereto.

        9.5  Severability.  In the event any provision or portion of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected or invalidated thereby.

        9.6.  Enforcement.  In the event that there is a breach of this Agreement by either party or noncompliance with the terms contained herein, the nondefaulting or prevailing party shall be entitled to recovery of any reasonable attorney's fees and costs incurred in enforcing this Agreement.

        9.7  Governing Law and Venue.  This Agreement and the rights of the parties hereunder shall be governed, construed and enforced in accordance with the laws of the State of Oregon, without regard to its conflict of law principles. Any suit or action arising out of or in connection with this Agreement, or any breach hereof, shall be brought and maintained in the federal or state courts in Portland, Oregon. The parties hereby irrevocably submit to the jurisdiction of such courts for the purpose of such suit or action and hereby expressly and irrevocably waive, to the fullest extent permitted by law, any objection it may now or hereafter have to the venue of any such suit or action in any such court and any claim that any such suit or action has been brought in an inconvenient forum.

        9.8  No Pressure or Coercion.        acknowledges that he/she has read this Agreement and is being given an opportunity to consider it.      has been advised to discuss it with financial and legal counsel of his/her choice. The parties further acknowledge that either party may revoke this Agreement within seven (7) days after the revoking party has signed and delivered it. Only after that seven-day period has passed, will the obligations under this Agreement and the payment obligations under the Severance Agreement become effective.

        9.9  Voluntary Act.        covenants that he/she has freely and voluntarily executed this Agreement, with a complete understanding of its terms and present and future effect, and without any undue pressure or coercion from the Company.

IN FOCUS SYSTEMS, INC.	[NAME]
By:	By:
Title:
Date:	Date:

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EXHIBIT A TO SEVERANCE AGREEMENT
RELEASE AND WAIVER OF CLAIMS AGREEMENT